Exhibit 10.1

*CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL. REDACTED INFORMATION IS INDICATED BY [***].

Statement of Work #1 – Foundry

This Statement of Work #1 (“SOW”), effective as of the date of the last signature (“Effective Date”), is between Microsoft Corporation, a Washington corporation (“Microsoft”) and Applied Optoelectronics, Inc., a Delaware corporation (“Supplier”). The SOW is issued under and subject to the Microsoft Corporation Purchase Order Terms & Conditions, as amended by the parties and attached hereto for convenience as Appendix C (“Agreement”). Defined terms used, but not defined, in this SOW will have the meanings assigned to them in the Agreement. Goods (as defined in the Agreement) will include [***]. The terms in the SOW will take precedence over conflicting terms in the Agreement only for the activities performed in connection with this SOW.

This SOW consists of:

•	The terms and conditions below;

•	([***] Specifications; and

•	Version [***])

Address and Contact Details

“Microsoft”	“Supplier”
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]

Agreed and accepted

Microsoft	Supplier
Signature: [***]	Signature: [***]
Name: [***]	Name: [***]
Title: [***]	Title: [***]
Date: Dec 16, 2022	Date: Dec 16, 2022

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Section 1 Services. Supplier will, by the stated delivery dates and to Microsoft’s satisfaction, provide the following as Services under the Agreement:

Table 1.

Service No.	Service	Completion Criteria	Delivery Date
1	Supplier will: (a) review [***] specification, recipe book, standard operating procedures, and all the listed qualification reports, and manufacturing details [***]; and (b) start building the supply chain [***].	Supplier to (i) begin review [***] and (ii) issue invoice to Microsoft.	[***]
2	Supplier will provide Microsoft samples of Goods that fully implement the [***] specification attached hereto as Appendix A and pass 2000 hour reliability testing, all subject to acceptance by Microsoft in accordance with the Agreement.	Supplier to provide Microsoft successful 2000 hour reliability test report.	[***]
3	Supplier will provide Microsoft samples of Goods that fully implement the [***] specification attached hereto as Appendix B and pass 2000 hour reliability testing, all subject to acceptance by Microsoft in accordance with the Agreement.	Supplier to provide Microsoft successful 2000 hour reliability test report.	[***]
4	[***]	[***]	[***]
5	[***]	[***]	[***]

Section 2 Payment; Price per Good; Royalty.

(a)	Payment. Once the Supplier meets each milestone outlined in Table 2, Microsoft will pay Supplier the applicable fee in United States dollars:

Table 2.

Milestone No.	Milestone		Fee
1	Microsoft’s acceptance of Service No. 1 outlined in Table 1.		[***]
2	Microsoft’s acceptance of Service No. 4 outlined in Table 1.		[***]
3	Microsoft’s acceptance of Service No. 5 outlined in Table 1.		[***]
		Total	[***]

(b)	Price per Good.

(i)	Except as otherwise set forth in this SOW, Supplier may not charge Microsoft or any Authorized Purchasing Entity a price that exceeds [***].
(ii)	[***]
(iii)	[***]
(iv)	After any change in Purchase Price, Supplier will notify all Authorized Purchasing Entities of the new Purchase Price, and this price shall be effective for any purchase orders subsequently placed by Microsoft or any Authorized Purchasing Entity.

(c)	Royalty.

(i)	Supplier will, in accordance with this Section 2(c), pay [***] an amount [***] (“Royalty”). For clarification, it is understood that this Royalty is initially [***] per Good.
(ii)	[***] Supplier will supply [***] a written report showing in reasonably specific detail: (x) calculation of the Royalty payments, if any, in the last calendar quarter; (y) withholding tax, if any, required by law to be deducted with respect to such royalties; and (z) exchange rates, if any, used in determining the amount of United States dollars (each a “Royalty Report”). On request no more than once annually, Microsoft may cause Supplier to confirm the accuracy of its Royalty Reports. Supplier will maintain such Royalty Reports and records regarding all Royalty payments during the Term and for a period of two years thereafter.
(iii)	Upon [***] receipt of a Royalty Report, [***] will invoice Supplier for Royalties.
(iv)	[***]
(v)	[***]

Section 3 Term. The term of this SOW starts on the Effective Date and continues unless earlier terminated as permitted in the Agreement (“Term”).

Section 4 Termination for Convenience.

(a)	The following will replace the second sentence of Section 15 of the Agreement, solely as applicable to this SOW.

Termination is effective upon six months of written notice.

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(b)	The following will replace Section 15(a) of the Agreement, solely as applicable to this SOW:
a.	Deliverables or Goods it accepts before the effective date of termination and any purchase order placed by Microsoft or any Authorized Purchasing Entity before the effective date of termination; or

Section 5 Change of Control.

(a)	[***]
(b)	“Change of Control” means: (i) a change in beneficial ownership of Supplier of greater than 20% (whether in a single transaction or series of transactions) if Supplier is a partnership, trust, limited liability company, or other like entity; (ii) a merger of Supplier with another party, whether or not Supplier is the surviving entity; (iii) the acquisition of more than 50% of any class of Supplier’s voting stock (or any class of non-voting security convertible into voting stock) by another party, which applies whether the acquisition is in a single transaction or a series of transactions; (iv) the sale or other transfer of more than 50% of Supplier’s assets (whether in a single transaction or series of transactions); and (v) the sale, assignment, transfer, or exclusive license to any Supplier technology related to exploitation and commercialization of the Goods.
(c)	[***]

Section 6 Right of First Refusal.

(a)	[***]
(b)	[***]
(c)	[***]
(d)	[***]

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Appendix C

(including Exhibit A Data Protection)

Microsoft Corporation Purchase Order Terms & Conditions (“PO Terms”)

1. Acceptance and Effect. These PO Terms are between Microsoft Corporation or any of its US subsidiaries (“Microsoft”) and the supplier identified in the applicable SOW (“Supplier”) and cover:

a.	“Cloud Services”: the services, websites (including hosting), solutions, platforms, and products that Supplier makes available under or in relation to these PO Terms, including the software, mobile apps, equipment, technology, and services necessary for Supplier to provide the foregoing.

b.	“Deliverables”: all work product developed by Supplier (or Supplier’s approved subcontractor) for Microsoft as part of the delivery of Goods, Services or Cloud Services, including intellectual property (“IP”) in connection with these PO Terms. Deliverables are “work made for hire” for Microsoft as that term is defined under copyright law.

c.	“Goods”: software and/or tangible goods licensed or purchased by Microsoft under these PO Terms.

d.	“Services”: professional services, advertising, consulting services, and support and maintenance services purchased by Microsoft under these PO Terms.

e.	“SOW” means any of the following: (1) Microsoft purchase orders; (2) statements of work or other order forms signed by both parties’ authorized representatives; or (3) written agreements signed by both parties’ authorized representatives referencing, and subject to, these PO Terms.

These PO Terms are effective upon Supplier’s commencement of performance or the date of Supplier’s signature on the applicable SOW, whichever is earlier.

2. Relationship to Other Agreements. The terms and conditions of these PO Terms are the complete and binding agreement between Microsoft and Supplier except:

a.	If the parties mutually executed an agreement, such as a Master Supplier Services Agreement, which is effective on the date of these PO Terms and applies to the Goods, Services, or Cloud Services ordered with these PO Terms, and that agreement applies to the relationship of the parties governed by these PO Terms, then the provisions of such agreement are incorporated. If a conflict arises between these PO Terms and such agreement, to the extent of that conflict, the terms of such agreement will apply. For the purposes of these PO Terms, online terms or agreements that Microsoft accepts to login or access Services or Cloud Services, such as a software as a service or platform, are not an agreement that has been “mutually executed” and will not replace, supplement or amend the terms in these PO Terms in any way.

b.	If multiple agreements with similar or contradictory provisions could apply to these PO Terms, the parties agree the terms most favorable to Microsoft will apply, unless the result would be unreasonable, unconscionable, or prohibited by law.

c.	Except as stated above in this Section 2, and other than changes described in Section 9 and the Termination provisions in Section 15, additional or different terms (for example, online terms or agreements) will not supersede these PO Terms unless the parties mutually execute a written document.

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3. Packing, Shipment and Returns of Goods or Deliverables. Unless specifically provided in these PO Terms:

a.            Packing.

(1)	Price based on weight will include net weight only.

(2)	Any charges related to packaging or pre-shipping costs, such as boxing, crating, handling damage, drayage, or storage are incorporated into Supplier’s pricing in the applicable PO or SOW. No extra charges will be invoiced for such items without prior approval by Microsoft.

b.             Shipping.

(1)	Supplier will mark all containers with necessary handling and shipping information, PO number(s), date of shipment, and names of the consignee and consignor.

(2)	An itemized invoice and packing list, and other documentation required for domestic or international transit, regulatory clearance or identification of the Goods or Deliverables will accompany each shipment.

(3)	Microsoft will only pay for the quantity received, not to exceed the maximum quantity ordered.

(4)	Microsoft or its agent will hold over-shipments at Supplier’s risk and expense for a reasonable time awaiting Supplier’s shipping instructions.

(5)	Microsoft will not be charged for shipping or delivery costs.

(6)	Unless otherwise agreed, Goods and Deliverables will be delivered on the 10th day after the purchase order date except as set forth in the applicable SOW:

(i)	FOB to the Microsoft designated delivery location if the Goods and Deliverables originate in the same jurisdiction as the Microsoft designated delivery location; or

(ii)	DDP (Incoterms 2010) to the Microsoft designated delivery location for cross border delivery of Goods and Deliverables to the Microsoft designated delivery location.

(7)          Supplier will bear all risk of loss, damage, or destruction to the Goods or Deliverables, in whole or in part, occurring before final acceptance by Microsoft at the designated delivery location. Microsoft is responsible for any loss caused by the gross negligence of its employees before acceptance.

c.   Returns. Supplier will bear the expense of return shipping charges for over-shipped quantities or rejected items.

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4.	Invoices.
a.	The Microsoft invoicing process is an electronic invoice submission process. MS Invoice (https://einvoice.microsoft.com) is a web-based application, provided by Microsoft to its payees, which allows payees to submit electronic invoices directly to Microsoft. The MS Invoice tool supports electronic invoice submissions on a one-on-one basis or via mass upload if there are multiple invoices. Payee should contact the Microsoft Accounts Payable Help Desk at https://www.microsoft.com/en-us/procurement/contractingapsupport.aspx and provide a valid justification if unable to submit invoices via this process; as an exception, Microsoft will provide an alternative invoice submission process. Invoices must contain the following information: PO number, item number, description of item, quantities, unit prices, extended totals, packing slip number, shipping, ship to city and state, taxes, and any other information reasonably required by Microsoft. Supplier will not charge Microsoft for researching, reporting on, or correcting any errors relating to its invoices.

b.	Microsoft may dispute any invoice by providing written notice or partial payment. Microsoft will make commercially reasonable efforts to notify Supplier in writing of any disputed amount within 60 days of receiving the applicable invoice. Neither failing to provide notice nor payment of an invoice is a waiver of any claim or right.

5. Payment Terms, Cash Discounts, Offset, and Expenses.

a.	After Microsoft accepts the Goods, Services or Cloud Services and receives a correct and undisputed invoice (the “Create Date”), Microsoft will release payment by net 60 days with no discount, following the Create Date.

b.	Microsoft is not obligated to pay any invoice received from Supplier more than 120 days after Microsoft accepts the Goods, Services or Cloud Services.

c.	Payment of an invoice will not constitute acceptance under these PO Terms, and is subject to adjustment for errors, shortages, defects, or other failure of Supplier to meet the requirements of these PO Terms.

d.	Microsoft may set-off amounts owed to Microsoft against an amount Microsoft owes Supplier or Supplier’s affiliated companies. Microsoft will provide notice to Supplier within a reasonable time after the set-off.

e.	Unless otherwise agreed, Supplier is responsible for all expenses incurred providing the Goods, Services or Cloud Services and performing under these PO Terms.

6.	Taxes.

a.	Except as otherwise provided below, the amounts to be paid by Microsoft to Supplier do not include taxes. Microsoft is not liable for any taxes that Supplier is legally obligated to pay, including net income or gross receipts taxes, franchise taxes, and property taxes. Microsoft will pay Supplier any sales, use or value added taxes it owes due to these PO Terms and which the law requires Supplier to collect from Microsoft.

b.	Microsoft will not be involved in the importation of the Goods, Services, or Cloud Services, and import taxes are the responsibility of the Supplier unless otherwise agreed in a SOW.

c.	If Microsoft provides Supplier a valid exemption certificate, Supplier will not collect the taxes covered by such certificate.

d.	If the law requires Microsoft to withhold taxes from payments to Supplier, Microsoft may withhold those taxes and pay them to the appropriate taxing authority. Microsoft will deliver to Supplier an official receipt for such taxes. Microsoft will use reasonable efforts to minimize any taxes withheld to the extent allowed by law.

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7.	Inspection and Acceptance.

a.	Microsoft may cancel these PO Terms or the applicable SOW if Supplier fails to comply with the standards and specifications in these PO Terms.

b.	All Goods and Services will be subject to Microsoft’s inspection and testing, at any time and place, including the period of manufacture and before final acceptance. If Microsoft inspects or tests at Supplier’s premises, Supplier, without additional charge, will provide all reasonable facilities and assistance for the safety and convenience of Microsoft’s inspectors. No inspection or testing done or not done before final inspection and acceptance will relieve the Supplier from responsibility for defects or for other failure to meet the requirements of these PO Terms.

c.	If any item provided under these PO Terms is defective in materials or workmanship or not in conformity with the requirements, then Microsoft may reject it without correction, require its correction within a specified time, accept it with an adjustment in price, or return it to Supplier for full credit. When Microsoft provides notice to Supplier, Supplier will promptly replace or correct, at their expense, any item rejected or requiring correction. If, after Microsoft’s request, Supplier fails to promptly replace or correct a defective item within the delivery schedule, Microsoft may, at its sole option: (1) replace or correct such item and charge the cost to Supplier; (2) without further notice terminate these PO Terms or the applicable SOW for default, return the rejected item to Supplier at Supplier’s expense and Supplier will promptly refund any amounts paid by Microsoft for the returned item; or (3) require a reduction in price.

d.	Notwithstanding any prior inspections or payments made, all Goods and Services will be subject to final inspection and acceptance at Microsoft’s designated location within a reasonable time after delivery or performance. Records of all inspection work will be complete and available to Microsoft during performance of these PO Terms and for such further period as Microsoft determines.

8. Authorized Purchasers.

a.	“Authorized Purchasing Entity(ies)” means any third party authorized by Microsoft to purchase Goods from Supplier on Microsoft’s behalf pursuant to these PO Terms and any applicable SOW.

b.	At Microsoft’s request, Supplier will provide copies of purchase orders (“POs”) and invoices submitted to Supplier by Authorized Purchasing Entity(ies).

c.	Reporting. Supplier will provide a written report to Microsoft within one week of Supplier’s receipt of each PO, which will include, but not be limited to: a list of all POs for Goods issued to Supplier by Microsoft directly and by Authorized Purchasing Entities on behalf of Microsoft and subject to these PO Terms as of the date prior to the date the report is sent from Microsoft, including POs from each separate Authorized Purchasing Entity for the term of the PO Terms; the entity that issued the PO (whether Microsoft or an Authorized Purchasing Entity); part numbers ordered; quantities ordered; actual shipment dates for quantities already shipped; scheduled shipment dates for quantities yet to be shipped; destination; manufacturing capacity; and such other information as requested by Microsoft and agreed to by the parties.

d.	When an Authorized Purchasing Entity purchases Goods under these PO Terms, these PO Terms will govern Supplier’s dealings with the Authorized Purchasing Entity, and any other agreements that Supplier may have with the Authorized Purchasing Entity will not apply to those dealings. For avoidance of doubt, an Authorized Purchasing Entity may enforce any rights afforded by the PO Terms to Microsoft as they are related to the Goods purchased under these PO Terms, including, without limitation, warranty, quality failure remedies and indemnification. Each Authorized Purchasing Entity will indicate to Supplier on each PO that it issues under these PO Terms to Supplier that it is purchasing for the benefit of Microsoft.

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9. Additional Cloud Services Requirements.

a.	Service Levels. Supplier will schedule any Cloud Services upgrades or maintenance during the Maintenance Window defined in the applicable SOW. Supplier will provide Cloud Services in accordance with the service levels and terms specified at https://aka.ms/CS_SLA (or any successor link), which is deemed part of documentation (e.g., specifications) and incorporated and made part of these PO Terms.

b.	Business continuity. Supplier will be responsible for establishing, implementing, testing, and maintaining an effective enterprise-wide business continuity program (including disaster recovery and crisis management procedures) to provide continuous access to, and support for, the Cloud Services to Microsoft. At a minimum, Supplier must, at all times: (1) back up, archive and maintain duplicate or redundant systems that: (i) are located at a secure physical location (other than the location of primary system(s) used to provide Cloud Services); (ii) are updated and tested at least annually; and (iii) can fully recover the Cloud Services and all Microsoft Materials on a daily basis; and (2) establish and follow procedures and frequency intervals for transmitting backup data and systems to Supplier’s backup location. On request, Supplier will provide Microsoft with an overview of Supplier’s enterprise business continuity program and will promptly and in good faith provide written responses to Microsoft’s inquiries in connection with that program to enable Microsoft to review the adequacy of the program.

c.	Transition. If the applicable SOW terminates or expires, or if Microsoft requests in writing, Supplier will provide: (1) backup media to Microsoft (as reasonably requested by Microsoft) containing all Microsoft Materials (unless the Cloud Services provide this as a self-service function to Microsoft); and (2) all assistance Microsoft reasonably requires (at Microsoft’s expense) to timely and smoothly transition from the Cloud Services.

10.          Changes. Microsoft may suspend Supplier’s performance, increase or decrease the ordered quantities, or make changes for Microsoft’s reasonable business needs (each, a “Change Order”), by written notice to Supplier, including via e-mail, and without any notice to Supplier sureties, subcontractors, or assignees. Unless mutually agreed, a Change Order does not apply to change the Goods and Services timely and fully delivered before the date of the Change Order. If any change causes an increase or decrease in the cost of, or the time required for, Supplier’s performance, an equitable adjustment may be made in the price or delivery schedule or both, if Microsoft agrees to such adjustment in writing.

11.          Tools and Equipment. All tools, equipment or materials acquired by Supplier for use in providing the Goods and Services, which have been furnished to, paid for by or charged against Microsoft, including specifications, drawings, tools, dies, molds, fixtures, patterns, hobs, electrodes, punches, artwork, screens, tapes, templates, special test equipment, gauges, content, data, and software, will remain or become Microsoft’s property, treated as Microsoft Confidential Information, and delivered in good condition, normal wear and tear excepted, by Supplier to Microsoft’s designated delivery location per Section 3, immediately upon demand and without cost to Microsoft. Supplier warrants the item(s) and information will not be used for any work or production of any materials or parts other than for Microsoft, without Microsoft’s prior written permission. Supplier will identify for Microsoft all third-party IP or software used in conjunction with the Services.

12.          Reports. Upon request from Microsoft, Supplier will promptly provide Microsoft with a Software Bill of Materials (“SBOM”) for all software provided under these PO Terms. Each SBOM will meet the minimum requirements established by the U.S. Department of Commerce or otherwise set forth by Law.

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13.          Ownership and use of the parties’ respective IP.

a.	Each party will own and retain all rights to its pre-existing IP and any IP developed independently of the Goods, Services and Cloud Services under these PO Terms, including any of such party’s IP rights therein.

b.	Subject to 12a, Microsoft will own all Deliverables, including all IP rights, all media in any format, hardware, and other tangible materials created by Supplier while delivering the Services. Any Supplier work which is a written or customized product or report related to, or to be used in, a Deliverable is regarded as IP. Microsoft hereby grants the Supplier a limited non-exclusive, revocable license to reproduce, distribute, display publicly, make, use, offer for sale, or sell the Deliverables solely to the extent necessary to manufacture, assemble, sell and ship the Goods to Microsoft or an Authorized Purchasing Entity.

c.	If Deliverables do not qualify as a work made for hire, Supplier assigns to Microsoft all right, title, and interest in and to the Deliverables, including all IP rights. Supplier waives all moral rights in Deliverables.

d.	If Supplier uses any Supplier or third-party IP in any Good, Deliverable, or Service, Supplier will continue to own Supplier’s IP rights. Supplier will grant Microsoft a worldwide, nonexclusive, perpetual, irrevocable, royalty-free, fully paid up right and license, under all current and future IP rights, to use Supplier’s and third-party IP consistent with Microsoft’s ownership interests under this Section 13.

e.	Supplier grants to Microsoft and its affiliated companies (including their employees, contractors, consultants, outsourced workers, and interns engaged by Microsoft or any of its affiliated companies to perform services) a worldwide, irrevocable, nonexclusive, perpetual, paid-up and royalty free license for any Goods that include software or other IP not subject to a separate license (including installed applications). The license allows Microsoft to use such software and IP in connection with Goods. Microsoft may transfer this license to a Microsoft affiliated company, or a successor owner by sale or lease.

f.	Supplier grants to Microsoft and its affiliated companies (including their employees, contractors, consultants, outsourced workers, and interns engaged by Microsoft or any of its affiliated companies to perform services) and their end users (if any), to the limited extent necessary to the performance of the Cloud Services, a worldwide, nonexclusive, unlimited, paid-up and royalty free right to access and use, during the term, Cloud Services, in each case for Microsoft’s business purposes. Access to the Cloud Services is unlimited unless otherwise specified in a SOW.

g.	Pass through warranties and indemnities. Supplier assigns and passes through to Microsoft all of the third-party manufacturers’ and licensors’ warranties and indemnities for the Goods.

h.	Title to the Goods (other than licensed software) will pass from Supplier to Microsoft on final acceptance.

i.	Microsoft IP.

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(1)	Supplier may use “Microsoft Materials,” meaning any tangible or intangible materials, provided by or on behalf of Microsoft, any of its affiliated companies, or their respective end users, to Supplier to perform Services or Cloud Services, or obtained or collected by Supplier in connection with the Services or Cloud Services (e.g., usage data) (including hardware, software, source code, documentation, methodologies, know how, processes, techniques, ideas, concepts, technologies, reports and data). Microsoft Materials may include any modifications to, or derivative works of, the foregoing materials, Personal Data, trademarks, and any data entered into any Supplier database as part of the Services or Cloud Services. Microsoft Materials do not include Microsoft products obtained by Supplier outside of and unrelated to these PO Terms.

(2)	Microsoft grants Supplier a nonexclusive, non-sublicensable (except to subcontractors approved by Microsoft in accordance with these PO Terms), revocable license (i) under Microsoft’s IP rights in the Microsoft Materials to copy, use and distribute Microsoft Materials provided to it only as necessary to perform the Services in accordance with these PO Terms, and (ii) to use Microsoft Materials only as necessary to perform the Cloud Services in accordance with these PO Terms. Supplier will not Sell, license, or otherwise commercialize any Microsoft Materials.

(3)	Microsoft retains all other interest in Microsoft Materials and related IP rights. Supplier has no right to sublicense Microsoft Materials except to approved subcontractors as required to perform the delivery of Goods, Services and Cloud Services. If the Microsoft Materials come with a separate license, the terms of that license will apply and those terms control in the case of conflict with these PO Terms.

(4)	Supplier will take reasonable precautions to protect and ensure against loss or damage, theft, or disappearance of Microsoft Materials.

(5)	Microsoft may revoke the license to Microsoft Materials at any time for any reasonable business reason. The license will terminate automatically on the earlier of the expiration or termination of these PO Terms or an applicable SOW. Supplier will promptly return any Microsoft Materials on request or termination of Supplier’s license.

(6)	Regarding Supplier’s use of Microsoft Materials:
(i)	Supplier will not modify, reverse engineer, decompile, or disassemble Microsoft Materials except as allowed by Microsoft;

(ii)	Supplier will leave in place, and not alter or obscure proprietary notices and licenses contained in Microsoft Materials;

(iii)	Microsoft is not obligated to provide technical support, maintenance, or updates for Microsoft Materials;

(iv)	all Microsoft Materials are provided “as-is” without warranty; and

(v)	Supplier assumes the risk of loss, damage, unauthorized access or use, or theft or disappearance of Microsoft Materials in Supplier’s (or subcontractor’s) care, custody, or control.

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15. Representations and Warranties. Supplier represents and warrants that:

a.	it has full rights and authority to enter into, perform under, and grant the rights in according to these PO Terms and its performance will not violate any agreement or obligation between it and any third party;

b.	Services will be performed professionally and be at or above industry standard;

c.	Goods, Services, Cloud Services and Deliverables must meet the standards and specifications in these PO Terms and be suitable for the intended use;

d.	it will provide to Microsoft all Goods, Services and Deliverables free from: (1) any defects in design, workmanship, and materials; (2) any liability for royalties; and (3) any mechanic’s liens or any other statutory lien or security interest or encumbrance;

e.	the Goods, Services, Cloud Services, Deliverables and any Supplier or third-party IP provided to Microsoft under these PO Terms:

(1)	are not governed, in whole or in part, by an Excluded License. “Excluded License” means any software license that requires as a condition of use, modification and/or distribution, that the software or other software combined and/or distributed with it be: (i) disclosed or distributed in source code form; (ii) licensed to make derivative works; or (iii) redistributable at no charge; and

(2)	will not be subject to license terms that require any Microsoft IP, product, service, or any Supplier or third-party IP licensed to Microsoft, or documentation which incorporates or is derived from the Deliverables, to be licensed or shared with any third party;

f.	the Goods, Services, Cloud Services, Deliverables and any Supplier third-party IP provided to Microsoft under these PO Terms will not:

(1)	to the best of Supplier’s knowledge, infringe any third-party patent, copyright, trademark, trade secret or other proprietary right of any third party; or

(2)	contain any viruses or other malicious code that will degrade or infect any Goods, Deliverables, products, services, or any other software or Microsoft’s network or systems;

g.	Supplier will comply with all Laws, rules, and regulations, including Data Protection Law (as defined in Exhibit A) and Anti-Corruption Laws (i.e., all Laws against fraud, bribery, corruption, inaccurate books and records, inadequate internal controls, money-laundering, including the U.S. Foreign Corrupt Practices Act), whether local, state, federal or foreign. The Goods, Services, Cloud Services, parts, components, devices, software, technology, and other materials provided under these PO Terms (collectively, “Items”) may be subject to U.S. and other countries’ export jurisdiction. Each party will comply with all laws and regulations applicable to the import or export of the Items, including but not limited to Trade Laws such as the U.S. Export Administration Regulations, the International Traffic in Arms Regulations, and economic sanctions regulations administered by the U.S. Office of Foreign Assets Control (“Trade Laws”). In accordance with applicable law, and in the performance of these PO Terms, Supplier will not staff non-U.S. persons to roles requiring access to technology, technical data, or source code unless Supplier has notified Microsoft in writing that it intends to staff non-U.S. persons and has received Microsoft’s written confirmation of the nationalities authorized to work in these roles. Supplier will not take any action that causes Microsoft to violate applicable Trade Laws. The Supplier will notify Microsoft as soon as possible, but in no event more than 14 days, upon acquiring knowledge of a potential violation of Trade Laws relating to the performance of these PO Terms, or of a potential violation of the terms in this subsection. Microsoft may suspend or terminate these PO Terms or the applicable SOW to the extent that Microsoft reasonably concludes that performance would cause it to violate U.S. or other applicable Trade Laws, including those described above, or put it at risk of becoming the subject of economic sanctions under such Trade Laws. Supplier agrees to provide Microsoft with the import/export control classifications and information, including documentation, on the applicable import, export or re-export authorizations and all necessary information about the Items for any required import, export, or re-export procedures and/or licenses without additional cost to Microsoft. For additional information, see https://www.microsoft.com/en-us/exporting. “Law” means all applicable laws, rules, statutes, decrees, decisions, orders, regulations, judgments, codes, enactments, resolutions, and requirements of any government authority (federal, state, local, or international) having jurisdiction;

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h.	Supplier will comply with applicable Anti-Corruption Laws. Supplier will provide training to its employees on compliance with Anti-Corruption Laws and complete any required training from Microsoft on compliance with Anti-Corruption laws while performing under these PO Terms. Supplier is prohibited from paying expenses for travel, lodging, gifts, hospitality, or charitable contributions for government officials on Microsoft’s behalf; and

i.	Supplier will, at its expense: (1) implement and maintain appropriate technical and organizational measures to protect the Microsoft Materials, including Personal Data, and any other Microsoft Confidential Information against accidental or unlawful destruction, loss, alteration, unauthorized disclosure of, or access to, Microsoft Materials, including Personal Data, or any other Microsoft Confidential Information, transmitted, stored or otherwise processed; (2) as soon as commercially and technologically practicable, remediate any material vulnerabilities of which Supplier becomes aware; and (3) comply with Supplier’s confidentiality, privacy and data protection obligations under these PO Terms, including Sections 16, 17 and Exhibit A.

16.	Termination. Microsoft may terminate these PO Terms or the applicable SOW with or without cause. Termination is effective upon written notice. If Microsoft terminates for convenience, its only obligation is to pay for:

a.	Deliverables or Goods it accepts before the effective date of termination; or

b.	Services performed, where Microsoft retains the benefit after the effective date of termination; or

c.	Cloud Services delivered before the effective date of termination (or any post termination transition requested by Microsoft). Supplier will (without prejudice to any other remedies Microsoft may have) provide a pro-rata refund to Microsoft for any prepaid unused fees.

17.	Privacy and Data Protection. Supplier will comply with the following, at its own cost and expense.

a.	Without limiting Microsoft’s audit rights in these PO Terms, Supplier will (1) participate in the Microsoft Supplier Security and Privacy Assurance (“SSPA”) program, as required by Microsoft, including by attesting to Supplier’s compliance status with respect to all applicable portions of Microsoft’s then current Supplier Data Protection Requirements (“DPR”) on an annual basis (or more frequently if additional portions of the DPR become available), and (2) comply with Microsoft’s then current DPR. See https://www.microsoft.com/en-us/procurement/supplier-contracting.aspx, Supplier Security and Privacy Assurance (SSPA) (aka.ms), for SSPA program details, including the program requirements and current DPR.

b.	Supplier’s security procedures must include risk assessment and controls for: (1) system access; (2) system and application development and maintenance; (3) change management; (4) asset classification and control; (5) incident response, physical and environmental security; (6) disaster recovery/business continuity; and (7) employee training. Those measures will be set forth in a Supplier security policy. Supplier will make that policy available to Microsoft, along with descriptions of the security controls in place for the Services and Cloud Services, upon Microsoft’s request and other information reasonably requested by Microsoft regarding Supplier security practices and policies.

c.	When Supplier provides Cloud Services, Supplier will only use the cloud infrastructure provider (“CIP”) identified in the applicable SOW in providing Cloud Services and will notify Microsoft at least 90 days before it changes, adds, or undertakes any plan to change, the CIP and at least 30 days before any change in location of Microsoft Materials. If Microsoft rejects the change, it may terminate the applicable SOW immediately, with no further obligations.

d.	Privacy and Data Protection. Supplier will comply with the privacy and data protection requirements in Exhibit A.

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18.	Supplier Code of Conduct. Supplier will comply with the most current Supplier Code of Conduct at https://aka.ms/scoc and the most current Anti-Corruption Policy for Microsoft Representatives at http://aka.ms/microsoftethics/representatives, and any other Policies (e.g., physical or information security Policies) or training identified by Microsoft in a SOW or otherwise during the Term.

19.	Accessibility. Any device, product, website, web-based application, cloud service, software, mobile applications, or content developed or provided by or on behalf of Supplier or Supplier’s Affiliate under these PO Terms must comply with all legal and Microsoft-provided accessibility requirements, including Level A and AA Success Criteria of the latest published version of the Web Content Accessibility Guidelines (“WCAG”), available at https://www.w3.org/standards/techs/wcag#w3c_all. An overview of WCAG is available at http://www.w3.org/WAI/intro/wcag.

20.	No Waiver. Microsoft’s delay or failure to exercise any right or remedy will not result in a waiver of that or any other right or remedy.

21.	Insolvency; Limitations of Liability.

a.	The insolvency or adjudication of bankruptcy, filing a voluntary petition in bankruptcy, or making an assignment for the benefit of creditors by either party will be a material breach of these PO Terms. For these PO Terms, “insolvency” means either (1) the party’s liabilities exceed its assets, each fairly stated, or (2) the party’s failure to pay its business obligations on a timely basis in the regular course of business.
b.	Limitations of Liability. EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS STATED IN SECTION 22, A BREACH OF A PARTY’S CONFIDENTIALITY, PRIVACY, AND DATA PROTECTION, AND PUBLICITY OBLIGATIONS UNDER THESE PO TERMS, INFRINGEMENT, MISUSE, OR MISAPPROPRIATION OF IP RIGHTS IN CONNECTION WITH THESE PO TERMS, OR FRAUD, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES (INCLUDING DAMAGES FOR LOSS OF DATA, REVENUE, AND/OR PROFITS), WHETHER FORESEEABLE OR UNFORESEEABLE, WHICH ARISE OUT OF THESE PO TERMS, REGARDLESS OF WHETHER THE LIABILITY IS BASED ON BREACH OF CONTRACT, TORT, STRICT LIABILITY, BREACH OF WARRANTIES OR OTHERWISE, AND EVEN IF THE PARTY IS ADVISED OF THE POSSIBILITY OF THOSE DAMAGES.

22.	Subcontracting. Supplier will not subcontract with any third party to furnish any Goods, Services or Cloud Services without Microsoft’s prior written consent. If Supplier subcontracts any Services or Cloud Services to any subcontractor, Supplier will be fully liable to Microsoft for any actions or inactions of subcontractor, remain subject to all obligations under these PO Terms, require the subcontractor to agree in writing that Microsoft is an intended third-party beneficiary of its agreement with Supplier and require the subcontractor to agree in writing to terms no less protective of Microsoft than the terms of these PO Terms applicable to the work performed by the subcontractor, including the privacy and data protection terms in Section 16 of these PO Terms and Exhibit A.

23.	Indemnification and Other Remedies.
a.	Supplier will defend, indemnify and hold harmless Microsoft and Microsoft affiliates companies against all claims, demands, loss, costs, damages, and actions for: (1) actual or alleged infringements of any third-party IP or IP rights or Microsoft IP or IP Rights, which arise from the Goods, Deliverables, Services or Cloud Services provided under these PO Terms; (2) any claim that, if true, would constitute a breach of Section 16, Exhibit A, or any Supplier warranty contained herein; (3) any act or omission of or failure to comply with tax obligations or Law by Supplier or Supplier’s agents, employees, or subcontractors; (4) any breach of confidentiality or privacy obligations; (5) the negligent or willful acts or omissions of Supplier or its subcontractors, which results in any bodily injury, including mental injury, or death to any person or loss, disappearance or damage to tangible or intangible property; and (6) any claims of its employees, affiliated companies or subcontractors regardless of the basis, including, but not limited to, the payment of settlements, judgments, and reasonable attorneys’ fees.

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b.	In addition to all other remedies available to Microsoft, if use of the Goods, Services, or Cloud Services under these PO Terms are enjoined, injunction is threatened, or may violate applicable law, Supplier, at its expense will notify Microsoft and immediately replace or modify such Goods, Services and Cloud Services so they are non-infringing, compliant with applicable law, and useable to Microsoft’s satisfaction. If Supplier does not comply with this Section 22(b), then in addition to any amounts reimbursed under this Section 22 (Indemnification and Other Remedies), Supplier will refund all amounts paid by Microsoft for infringing or non-compliant Goods, Services and Cloud Services and pay reasonable costs to transition Services and Cloud Services to a new supplier.
24.	Insurance. Supplier will maintain sufficient insurance coverage to meet obligations required by these PO Terms and by Law. Supplier’s insurance must include the following coverage (or the local currency equivalent) to the extent these PO Terms or the applicable SOW creates risks generally covered by these insurance policies:

Table A1 – Required Insurance Coverage

Coverage	Form	Limit[1]
Commercial general liability, including contractual and product liability[2]	Occurrence	$1,000,000 USD
Automobile liability	Occurrence	$2,000,000 USD
Privacy and cybersecurity liability, as reasonably commercially available (including costs arising from data destruction, hacking or intentional breaches, crisis management activity related to data breaches, and legal claims for security breach, privacy violations, and notification costs)	Per claim	$1,000,000 USD
Workers’ compensation	Statutory	Statutory
Employer’s liability	Occurrence	$500,000 USD
Professional liability/E&O, covering third-party proprietary rights infringement (e.g., copyright and trademark) if reasonably commercially available	Per claim[3]	$2,000,000 USD

NOTES:

[1]	All limits per claim or occurrence unless statutory requirements are otherwise may be converted to local currency.

[2]	Supplier will name Microsoft, its subsidiaries, and their respective directors, officers, and employees as additional insureds in the Commercial general liability policy, to the extent of contractual liability assumed by Supplier in Section 23.

[3]	With a retroactive coverage date no later than the effective date of these PO Terms or the applicable SOW or Order. Supplier will maintain active policy coverage or an extended reporting period providing coverage for claims first made and reported to the insurer within 12 months after these PO Terms terminate or expire or the applicable SOW or Order is fulfilled.

Supplier must obtain Microsoft’s prior written approval for any deductible or retention in excess of $100,000 USD per occurrence or accident. Supplier will deliver to Microsoft proof of the insurance coverage required under these PO Terms on request. Supplier will promptly buy additional coverage, and notify Microsoft in writing, if Microsoft reasonably determines Supplier’s coverage is less than required to meet its obligations.

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25.	Non-Disclosure of Confidential Matters. If the parties have entered into a standard Microsoft NonDisclosure Agreement, the terms of such agreement will apply to and be incorporated in these PO Terms and the existence of and all terms and conditions of these PO Terms and Microsoft Materials will be deemed Microsoft Confidential Information. If the parties have not entered into a standard Microsoft Non-Disclosure Agreement, then Supplier agrees that during the term of these PO Terms and for 5 years thereafter, Supplier will hold in strictest confidence, and will not use or disclose to any third party (except to a Microsoft Affiliate), any Microsoft Confidential Information. The term “Microsoft Confidential Information” means all nonpublic information that Microsoft or an affiliated company designates in writing or orally as being confidential, or which, under the circumstances of disclosure would indicate to a reasonable person that it ought to be treated as confidential. Notwithstanding anything to the contrary in these PO Terms, all Personal Data shared with Supplier or a Supplier affiliate and in connection with these PO Terms is Microsoft Confidential Information. If Supplier has questions regarding what comprises Microsoft Confidential Information, Supplier will consult Microsoft. Microsoft Confidential Information will not include information known to Supplier before Microsoft’s disclosure to Supplier, or information publicly available through no fault of Supplier.

26.	Independent Development. Nothing in these PO Terms restricts Microsoft’s ability to, directly or indirectly, acquire, license, develop, manufacture, or distribute, same or similar technology or services to the Goods, Services or Cloud Services contemplated by these PO Terms. Microsoft may use, market, and distribute such similar technology or services in addition to, or in lieu of, the technology or services contemplated by these PO Terms, including any software or cloud services (in whole or in part).

27.	Audit. During the term of these PO Terms and for 4 years thereafter, Supplier will keep usual and proper records and books of account and quality and performance reports related to Goods, Services or Cloud Services, the Processing of Personal Data, royalty payments, and as otherwise required for legal compliance (“Supplier Records”). During this period, Microsoft or any thirdparty designated by Microsoft may audit and/or inspect the applicable records and facilities to verify Supplier’s compliance with these PO Terms or any SOW made pursuant hereto, including privacy, security, export compliance, accessibility, taxes, and completeness and accuracy of royalty payments. Microsoft or its designated third-party, independent consultant or certified public accountant (“Auditor”) will conduct audits and inspections. Microsoft or the applicable Auditor will provide reasonable notice (15 days except in emergencies) to Supplier before the audit or inspection and will instruct the Auditor to avoid disrupting Supplier’s operations, including consolidating audits where practical. Supplier agrees to provide Auditor reasonable access to the Supplier records and facilities. If the Auditors determine that Microsoft overpaid Supplier, Supplier will reimburse Microsoft for any such overpayment. If Supplier overcharged Microsoft 5% or more during an audited period, it will immediately refund Microsoft all overpayments plus pay interest at 0.5% per month on such overcharge. Microsoft will bear the expense of its auditors or inspection team. However, if the audit shows Supplier overcharged Microsoft by 5% or more during such audit period, Supplier will reimburse Microsoft for such expenses. If an Auditor determines that Supplier underpaid royalty payments by 5% or more during any 12-month period, Supplier will reimburse the applicable recipient of such royalty payments the underpaid royalty payments and bear the expense of the audit. Nothing in this Section limits Microsoft’s right to audit Supplier under any other Section of these PO Terms, including Exhibit A.
28.	Assignments. No right or obligation under these PO Terms (including the right to receive monies due) will be assigned without the prior written consent of Microsoft. Any assignment without such consent will be void. Microsoft may assign its rights under these PO Terms.

29.	Notice of Labor Disputes. Whenever an actual or potential labor dispute delays or threatens to delay the timely performance of these PO Terms, Supplier will immediately notify Microsoft in writing of such dispute and furnish all relevant details. Supplier will include a provision identical to the above in each subcontract and, immediately upon receipt of such notice, give written notice to Microsoft.

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30.	Patent License. Notwithstanding other conditions stated herein, if Supplier fails in performance according to the terms of these PO Terms, Supplier, as part of the consideration for these PO Terms and without further cost to Microsoft, automatically grants to Microsoft an irrevocable, non-exclusive, royalty-free right and license to use, sell, manufacture, and cause to be manufactured any and all products, which embody any and all inventions and discoveries made, conceived, or actually reduced to practice by or on behalf of Supplier in connection with a Deliverable under these PO Terms.

31.	Jurisdiction and Governing Law. For Goods, Deliverables, Services and Cloud Services provided to Microsoft in the United States, these PO Terms are governed by Washington State Law (disregarding conflicts of law principles), and the parties consent to exclusive jurisdiction and venue in the state and federal courts in King County, Washington. All Cloud Services are deemed provided in the United States if any access or use of Cloud Services by Microsoft occurs in the United States. For all other Goods, Services and Cloud Services provided to Microsoft, the Laws, jurisdiction and venue of the country where Microsoft (i.e., the entity other than Supplier who is the contracting entity to these PO Terms) is incorporated or otherwise formed will govern these PO Terms. Neither party will claim lack of personal jurisdiction or forum non conveniens in these courts. In any action or suit related to these PO Terms, the prevailing party is entitled to recover its costs including reasonable attorneys’ fees.

32.	Publicity; Use of Trademarks. Supplier will not issue press releases or other publicity related to Supplier’s relationship with Microsoft or these PO Terms without prior written approval from Microsoft; provided that if disclosure of Supplier’s relationship with Microsoft or these PO Terms is required by law, Supplier may make such disclosure with prior written notice to Microsoft . If written approval is granted, Supplier may only use Trademarks for Services, Cloud Services and Deliverables in compliance with the guidelines at https://www.microsoft.com/enus/legal/intellectualproperty/Trademarks/Usage/General.aspx.

33.	Severability, URLs. If a court of competent jurisdiction determines that any provision of these PO Terms is illegal, invalid, or unenforceable, the remaining provisions will remain in full force and effect. URLs also refer to successors, localizations, and information or resources linked from within websites at those URLs. Neither party has entered into these PO Terms in reliance on anything not contained or incorporated in these PO Terms. These PO Terms will be interpreted according to their plain meaning without presuming that they should favor either party.

34.	Survival. The provisions of these PO Terms which, by their terms, require performance after the termination or expiration or have application to events that may occur after the termination or expiration of these PO Terms or the applicable SOW, will survive the termination or expiration of these PO Terms and the applicable SOW. All indemnity obligations and indemnification procedures will survive the termination or expiration of these PO Terms and the applicable SOW.

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